GREG LAMB, CPA
6409 Viking Trail
Arlington, TX 76001



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 14, 2009 on accompanying the financial statements for the period from June 2, 2008 (Inception) to December 31, 2008 of Sweet Spot Games, Inc. included in the Registration Statement Form SB-1. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on February 9, 2009.

Gregory Lance Lamb, CPA
February 9, 2009